PRDO ANNOUNCES 4Q23 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2023 RESULTS

Schaumburg, Ill. (February 21, 2024) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2023.

Full Year 2023 Results as Compared to Prior Year

•
Revenue increased 2.1% to $710.0 million, supported by an 11.8% increase at CTU.
•
Operating income increased 16.1% to $150.4 million, while adjusted operating income increased 6.7% to $174.9 million.*
•
Earnings per diluted share were $2.18 as compared to $1.39, while adjusted earnings per diluted share were $2.10 as compared to $1.63.*
•
Total student enrollments at December 31, 2023 increased 3.2% at CTU while AIUS decreased 39.3%.
•
Ended the year with $604.2 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Fourth Quarter 2023 Results as Compared to Prior Year Quarter

•
Revenue decreased 16.0% to $147.9 million, primarily driven by the enrollment reduction at AIUS.
•
Operating income decreased 29.7% to $15.9 million, while adjusted operating income decreased 40.2% to $19.4 million.*
•
Earnings per diluted share were $0.26 as compared to $0.23, while adjusted earnings per diluted share were $0.27 as compared to $0.31.*
•
On February 5, 2024 the Board of Directors declared a dividend for the fourth quarter of $0.11 per share payable on March 15, 2024.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"We delivered strong results for the full year 2023, supported by ongoing improvements in student retention and engagement across both our academic institutions,” said Todd Nelson, President and Chief Executive Officer. “We remain committed to making investments in our student support teams and technology that we believe will further enhance student retention and academic outcomes across both our academic institutions.”

PRDO ANNOUNCES 4Q23 RESULTS …PG 2

REVENUE

•
For the quarter ended December 31, 2023, revenue of $147.9 million decreased 16.0% compared to revenue of $176.1 million for the prior year quarter.
•
For the year ended December 31, 2023, revenue of $710.0 million increased 2.1% compared to revenue of $695.2 million for the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$104,590	$108,446	-3.6%	$468,926	$419,617	11.8%
AIUS	43,172	67,445	-36.0%	240,300	274,479	-12.5%
Corporate and Other	157	254	NM	778	1,112	NM
Total	$147,919	$176,145	-16.0%	$710,004	$695,208	2.1%

TOTAL STUDENT ENROLLMENTS

•
As of December 31, 2023, CTU’s total student enrollments increased 3.2%, while AIUS’ total student enrollments decreased 39.3% as compared to the prior year end.
•
After some necessary short-term operational changes at AIUS that impacted year-end total student enrollments, marketing and student enrollment operations have mostly reverted to normalized levels of operations during the fourth quarter of 2023.

	At December 31,
Total Student Enrollments(1)	2023	2022	% Change
CTU	26,000	25,200	3.2%
AIUS	8,500	14,000	-39.3%
Total	34,500	39,200	-12.0%

(1)
Total student enrollments do not include learners pursuing: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at the Company's universities.

PRDO ANNOUNCES 4Q23 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended December 31, 2023, operating income decreased by 29.7% to $15.9 million as compared to the prior year quarter.

•
For the year ended December 31, 2023, operating income increased by 16.1% to $150.4 million as compared to the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$25,376	$34,082	-25.5%	$144,008	$141,622	1.7%
AIUS	600	3,469	-82.7%	45,283	33,315	35.9%
Corporate and Other	(10,033)	(14,877)	NM	(38,845)	(45,300)	NM
Total	$15,943	$22,674	-29.7%	$150,446	$129,637	16.1%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended December 31, 2023, adjusted operating income of $19.4 million decreased 40.2% compared to adjusted operating income of $32.4 million for the prior year quarter.

•
For the year ended December 31, 2023, adjusted operating income of $174.9 million increased 6.7% compared to adjusted operating income of $164.0 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2023	2022	2023	2022
Operating income	$15,943	$22,674	$150,446	$129,637
Depreciation and amortization (1)	3,449	4,878	16,887	19,734
Legal fee expense related to certain matters (2)	5	4,869	7,579	14,597
Adjusted Operating Income	$19,397	$32,421	$174,912	$163,968

Increase (Decrease)	-40.2%		6.7%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 4Q23 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2023, the Company recorded:

•
Net income of $17.2 million compared to $16.0 million for the prior year quarter.
•
Earnings per diluted share of $0.26 increased 13.0% as compared to $0.23 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.27 decreased 12.9% as compared to $0.31 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2023, the Company recorded:

•
Net income of $147.7 million compared to $95.9 million for the prior year.
•
Earnings per diluted share of $2.18 increased 56.8% as compared to $1.39 for the prior year.
•
Adjusted earnings per diluted share of $2.10 increased 28.8% as compared to $1.63 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022

Reported Earnings Per Diluted Share	$0.26	$0.23	$2.18	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.02	0.03	0.11	0.11
Legal fee expense related to certain matters (2)	-	0.07	0.11	0.21
Gain on sale of intangible asset (3)	-	-	(0.32)	-
Tax effect of adjustments (4)	(0.01)	(0.02)	0.02	(0.08)
Adjusted Earnings Per Diluted Share	$0.27	$0.31	$2.10	$1.63

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.

(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 4Q23 RESULTS …PG 5

DIVIDEND PAYMENT

The board of directors declared a quarterly dividend as part of the Company’s dividend policy of $0.11 per share, which will be paid on March 15, 2024 for holders of record of common stock as of March 1, 2024. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, while also evaluating acquisitions and share repurchases.

STOCK REPURCHASE PROGRAM

The board of directors approved a new stock repurchase program commencing March 1, 2024 which authorizes the Company to repurchase up to $50.0 million of the Company’s outstanding common stock. The program expires September 30, 2025 and replaces the existing stock repurchase program that expires on September 30, 2024.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended December 31, 2023, net cash provided by operating activities was $13.2 million, compared to net cash provided by operating activities of $40.5 million for the prior year quarter.
•
For the year ended December 31, 2023, net cash provided by operating activities was $112.0 million, compared to net cash provided by operating activities of $148.2 million for the prior year.
•
As of December 31, 2023 and December 31, 2022, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $604.2 million and $518.2 million, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net cash provided by operating activities	$13,192	$40,546	-67.5%	$112,025	$148,186	-24.4%
Capital expenditures	$1,610	$3,515	-54.2%	$6,411	$12,620	-49.2%

PRDO ANNOUNCES 4Q23 RESULTS …PG 6

2024 FINANCIAL OUTLOOK

The Company is providing the following 2024 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Operating Income	$40.1M - $42.1M	$43.3M	$154.6M - $174.6M	$150.4M
Depreciation and amortization	$2.9M	$5.2M	$12.4M	$16.9M
Legal fee expense related to certain matters (1)	-	$4.6M	$3.0M	$7.6M
Adjusted Operating Income	$43.0M - $45.0M	$53.1M	$170.0M - $190.0M	$174.9M

Earnings Per Diluted Share	$0.52 - $0.54	$0.50	$1.96 - $2.18	$2.18
Amortization of acquired intangible assets	$0.02	$0.04	$0.07	$0.11
Legal fee expense related to certain matters (1)	-	$0.07	$0.04	$0.11
Gain on sale of intangible asset	-	-	-	($0.32)
Tax effect of adjustments	($0.01)	($0.03)	($0.03)	$0.02
Adjusted Earnings Per Diluted Share	$0.53 - $0.55	$0.58	$2.04 - $2.26	$2.10

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2024 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s recent experiences, (ii) no significant impact of new or proposed regulations, or new interpretations of existing regulations, including recent Department negotiated rulemaking initiatives, FTC enforcement activity, FCC rulemaking or other adverse changes in the legal or regulatory environment or our institutions participation in Title IV programs, which may require further operational changes in the way the Company’s academic institutions market to, contact, enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from federal student aid initiatives implemented by the current administration remains consistent with management's estimates, (v) no significant impact from the further delays by the Department to its implementation of a simplified FAFSA required by the FAFSA Simplification Act and the related delay of providing institutions with students' relevant aid eligibility and award information, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.5% for the first quarter and approximately 26% for the full year, and (vii) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q23 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Wednesday, February 21, 2024 at 5:30 p.m. Eastern time to discuss fourth quarter and full year 2023 results and 2024 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-888-596-4144 (domestic) or 1-646-968-2525 (international). Both dial-in numbers will use the access code 6410615. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/980571149. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo's institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to market to and contact prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the terms of any potential changes to or conditions imposed on our continued participation in the Title IV programs under new program participation agreements, the new 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q23 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Nick Nelson

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$118,009	$109,408
Restricted cash	1,012	9,476
Short-term investments	485,135	399,315
Total cash and cash equivalents, restricted cash and short-term investments	604,156	518,199

Student receivables, net	29,398	42,551
Receivables, other	4,539	3,457
Prepaid expenses	11,712	8,411
Inventories	5,004	1,904
Other current assets	155	597
Total current assets	654,964	575,119

NON-CURRENT ASSETS:
Property and equipment, net	21,371	26,038
Right of use asset, net	19,096	26,156
Goodwill	241,162	243,540
Intangible assets, net	36,219	53,564
Student receivables, net	3,859	1,850
Deferred income tax assets, net	23,804	24,613
Other assets	6,841	6,488
TOTAL ASSETS	$1,007,316	$957,368

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,701	$6,555
Accounts payable	10,766	13,518
Accrued expenses:
Payroll and related benefits	32,684	40,306
Advertising and marketing costs	7,196	8,977
Income taxes	3,974	7,814
Other	13,503	14,621
Deferred revenue	37,215	71,590
Total current liabilities	111,039	163,381

NON-CURRENT LIABILITIES:
Lease liability - operating	21,346	27,286
Other liabilities	33,510	40,856
Total non-current liabilities	54,856	68,142

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	903	894
Additional paid-in capital	694,798	684,183
Accumulated other comprehensive loss	(666)	(5,447)
Retained earnings	480,606	347,839
Treasury stock	(334,220)	(301,624)
Total stockholders' equity	841,421	725,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,007,316	$957,368

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$146,822	99.3%	$174,012	98.8%
Other	1,097	0.7%	2,133	1.2%
Total revenue	147,919		176,145
OPERATING EXPENSES:
Educational services and facilities	30,223	20.4%	31,217	17.7%
General and administrative	92,756	62.7%	114,610	65.1%
Depreciation and amortization	3,449	2.3%	4,878	2.8%
Asset impairment	5,548	3.8%	2,766	1.6%
Total operating expenses	131,976	89.2%	153,471	87.1%
Operating income	15,943	10.8%	22,674	12.9%
OTHER INCOME:
Interest income	6,421	4.3%	3,169	1.8%
Interest expense	(116)	-0.1%	(102)	-0.1%
Miscellaneous income (expense)	129	0.1%	(1,313)	-0.7%
Total other income	6,434	4.3%	1,754	1.0%
PRETAX INCOME	22,377	15.1%	24,428	13.9%
Provision for income taxes	5,189	3.5%	8,473	4.8%

NET INCOME	17,188	11.6%	15,955	9.1%

NET INCOME PER SHARE - BASIC:	$0.26		$0.24

NET INCOME PER SHARE -DILUTED:	$0.26		$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,610		67,165
Diluted	67,185		68,423

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2023		2022
NET INCOME	$17,188		$15,955
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	53		217
Unrealized gain on investments	4,280		653
Total other comprehensive income	4,333		870
COMPREHENSIVE INCOME	$21,521		$16,825

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$702,920	99.0%	$687,672	98.9%
Other	7,084	1.0%	7,536	1.1%
Total revenue	710,004		695,208
OPERATING EXPENSES:
Educational services and facilities	130,324	18.4%	116,723	16.8%
General and administrative	398,084	56.1%	426,120	61.3%
Depreciation and amortization	16,887	2.4%	19,734	2.8%
Asset impairment	14,263	2.0%	2,994	0.4%
Total operating expenses	559,558	78.8%	565,571	81.4%
Operating income	150,446	21.2%	129,637	18.6%
OTHER INCOME:
Interest income	19,980	2.8%	6,866	1.0%
Interest expense	(404)	-0.1%	(400)	-0.1%
Miscellaneous income (expense)	22,099	3.1%	(1,834)	-0.3%
Total other income	41,675	5.9%	4,632	0.7%
PRETAX INCOME	192,121	27.1%	134,269	19.3%
Provision for income taxes	44,469	6.3%	38,402	5.5%

NET INCOME	147,652	20.8%	95,867	13.8%

NET INCOME PER SHARE - BASIC:	$2.22		$1.41

NET INCOME PER SHARE -DILUTED:	$2.18		$1.39

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,468		67,934
Diluted	67,826		69,031

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2023		2022
NET INCOME	$147,652		$95,867
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	45		(166)
Unrealized gain (loss) on investments	4,736		(5,185)
Total other comprehensive income (loss)	4,781		(5,351)
COMPREHENSIVE INCOME	$152,433		$90,516

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,652	$95,867
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	14,263	2,994
Gain on sale of asset	(22,086)	-
Depreciation and amortization expense	16,887	19,734
Bad debt expense	33,215	41,574
Compensation expense related to share-based awards	8,078	8,751
Deferred income taxes	3,761	(720)
Changes in operating assets and liabilities:
Student receivables, gross	15,929	6,380
Allowance for credit losses	(38,573)	(38,992)
Receivables, other	(3,922)	(1,670)
Inventories, prepaid expenses, and other current assets	(2,994)	2,640
Other non-current assets	478	843
Accounts payable	(4,878)	1,922
Accrued expenses and other non-current liabilities	(19,235)	22,332
Deferred revenue	(34,375)	(11,767)
Right of use asset and lease liabilities	(2,175)	(1,702)
Net cash provided by operating activities	112,025	148,186

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(314,279)	(492,100)
Sales of available-for-sale investments	238,184	262,277
Purchases of property and equipment	(6,411)	(12,620)
Business acquisitions, net of cash acquired	-	(84,308)
Earnout payment related to business acquisition	(6,000)	-
Net cash used in investing activities	(88,506)	(326,751)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(8,301)	(23,117)
Issuance of common stock	2,545	1,197
Payments of employee tax associated with stock compensation	(2,209)	(1,612)
Payments of cash dividends	(14,417)	-
Release of cash held in escrow	(1,000)	(4,197)
Net cash used in financing activities	(23,382)	(27,729)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	137	(206,294)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	118,884	325,178
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$119,021	$118,884

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2023 (1)	2022
REVENUE:
CTU	$104,590	$108,446
AIUS	43,172	67,445
Corporate and Other	157	254
Total	$147,919	$176,145

OPERATING INCOME (LOSS):
CTU	$25,376	$34,082
AIUS	600	3,469
Corporate and Other	(10,033)	(14,877)
Total	$15,943	$22,674

OPERATING MARGIN (LOSS):
CTU	24.3%	31.4%
AIUS	1.4%	5.1%
Corporate and Other	NM	NM
Total	10.8%	12.9%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2023 (1)	2022 (1)
REVENUE:
CTU	$468,926	$419,617
AIUS	240,300	274,479
Corporate and Other	778	1,112
Total	$710,004	$695,208

OPERATING INCOME (LOSS):
CTU	$144,008	$141,622
AIUS	45,283	33,315
Corporate and Other	(38,845)	(45,300)
Total	$150,446	$129,637

OPERATING MARGIN (LOSS):
CTU	30.7%	33.8%
AIUS	18.8%	12.1%
Corporate and Other	NM	NM
Total	21.2%	18.6%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2023	2022	2023	2022
Operating income	$15,943	$22,674	$150,446	$129,637
Depreciation and amortization (2)	3,449	4,878	16,887	19,734
Legal fee expense related to certain matters (3)	5	4,869	7,579	14,597
Adjusted Operating Income	$19,397	$32,421	$174,912	$163,968

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Operating income	$40.1M - $42.1M	$43,336	$154.6M - $174.6M	$150,446
Depreciation and amortization (2)	$2.9M	5,155	$12.4M	16,887
Legal fee expense related to certain matters (3)	-	4,619	$3.0M	7,579
Adjusted Operating Income	$43.0M - $45.0M	$53,110	$170.0M - $190.0M	$174,912

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.26	$0.23	$2.18	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.03	0.11	0.11
Legal fee expense related to certain matters (3)	-	0.07	0.11	0.21
Gain on sale of intangible asset (4)	-	-	(0.32)	-
Total pre-tax adjustments	$0.02	$0.10	$(0.10)	$0.32
Tax effect of adjustments (5)	(0.01)	(0.02)	0.02	(0.08)
Total adjustments after tax	0.01	0.08	(0.08)	0.24
Adjusted Earnings Per Diluted Share	$0.27	$0.31	$2.10	$1.63

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Reported Earnings Per Diluted Share	$0.52 - $0.54	$0.50	$1.96 - $2.18	$2.18

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	$0.02	0.04	$0.07	0.11
Legal fee expense related to certain matters (3)	-	0.07	$0.04	0.11
Gain on sale of intangible asset (4)	-	-	-	(0.32)
Total pre-tax adjustments	$0.02	$0.11	$0.11	$(0.10)
Tax effect of adjustments (5)	($0.01)	(0.03)	($0.03)	0.02
Total adjustments after tax	$0.01	0.08	$0.08	(0.08)
Adjusted Earnings Per Diluted Share	$0.53 - $0.55	$0.58	$2.04 - $2.26	$2.10

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses reflective of its underlying business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the Coding Dojo acquisition as of December 1, 2022 and the CalSouthern acquisition as of July 1, 2022.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(5)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.